Exhibit 99.1

Ford Motor Credit Company

Contact:	Media: Brenda Hines 1-313-594-1099	Fixed Income Investment Community: David Dickenson 1-313-621-0881
	bhines1@ford.com	ddickens@ford.com

FOR IMMEDIATE RELEASE

FORD MOTOR CREDIT REPORTS SECOND QUARTER 2008 PRELIMINARY RESULTS*

DEARBORN, Mich., July 24, 2008 – Ford Motor Credit Company reported a net loss of $1,427 million in the second quarter of 2008, down $1,489 million from net income of $62 million a year earlier.  On a pre-tax basis, Ford Motor Credit reported a loss of $2,380 million, compared with earnings of $112 million in the previous year.  Excluding a $2.1 billion impairment charge for operating leases, Ford Motor Credit incurred a pre-tax loss of $294 million in the second quarter of 2008.

The decrease in pre-tax earnings primarily reflected the impairment charge for operating leases, higher depreciation expense for leased vehicles, and higher provision for credit losses.  These were offset partially by the non-recurrence of net losses related to market valuation adjustments from derivatives, higher financing margin, a gain related to the sale of approximately half of our ownership interest in our Nordic operations, and lower operating costs.

During the second quarter of 2008, higher fuel prices and the weak economic climate in North America resulted in a pronounced shift in consumer preferences from full-size trucks and traditional sport utility vehicles to smaller, more fuel-efficient vehicles.  This shift in consumer preferences combined with a weak economic climate caused a significant reduction in auction values for used full-size trucks and traditional sport utility vehicles.  In addition, Ford Motor Credit completed its quarterly North America operating lease review and projected that lease-end residual values would be significantly lower than previously expected for full-size trucks and traditional sport utility vehicles.  As a result of these market factors and Ford Motor Credit’s portfolio review, Ford Motor Credit determined a pre-tax impairment charge of $2.1 billion was required.

“Dramatic, rapid marketplace changes are driving increased weakness in the vehicle auction markets, in turn affecting the entire industry, including Ford Motor Credit,” said Mike Bannister, chairman and CEO of Ford Motor Credit.  “We regularly review and adjust lease residual values to align with market conditions.  In addition, the core of our business remains strong, because it is built upon lending practices, risk management and collections activities that are consistent and prudent.”

On June 30, 2008, Ford Motor Credit’s on-balance sheet net receivables totaled $136 billion, compared with $141 billion at year-end 2007.  Managed receivables were $140 billion on June 30, 2008, down from $147 billion on December 31, 2007.  The lower receivables were more than explained by lower North America receivables, the impact of divestitures, and the impairment charge for operating leases, offset partially by changes in currency exchange rates.

On June 30, 2008, managed leverage was 10 to 1.

Ford Motor Credit Company LLC is one of the world’s largest automotive finance companies and has supported the sale of Ford Motor Company products since 1959.  Ford Motor Credit is an indirect, wholly owned subsidiary of Ford.  It provides automotive financing for Ford, Lincoln, Mercury, Jaguar, Land Rover, Mazda and Volvo dealers and customers.  More information can be found at http://www.fordcredit.com and at Ford Motor Credit’s investor center, http://www.fordcredit.com/investorcenter/.

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*	The financial results discussed herein are presented on a preliminary basis; final data will be included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

# # #

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED STATEMENT OF INCOME
For the Periods Ended June 30, 2008 and 2007
(in millions)

	Second Quarter		First Half
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Financing revenue
Operating leases	$1,695	$1,554	$3,402	$3,049
Retail	779	837	1,638	1,696
Interest supplements and other support costs earned from affiliated companies	1,247	1,125	2,493	2,192
Wholesale	438	552	915	1,092
Other	36	43	71	90
Total financing revenue	4,195	4,111	8,519	8,119
Depreciation on vehicles subject to operating leases	(4,090)	(1,450)	(5,904)	(2,925)
Interest expense	(1,901)	(2,166)	(3,893)	(4,315)
Net financing margin	(1,796)	495	(1,278)	879
Other revenue
Investment and other income related to sales of receivables	48	102	117	211
Insurance premiums earned, net	42	43	82	87
Other income, net	303	42	421	418
Total financing margin and other revenue	(1,403)	682	(658)	1,595
Expenses
Operating expenses	379	450	746	1,006
Provision for credit losses	545	82	872	128
Insurance expenses	53	38	72	55
Total expenses	977	570	1,690	1,189
Income/(Loss) before income taxes	(2,380)	112	(2,348)	406
Provision for/(Benefit from) income taxes	(945)	50	(936)	151
Income/(Loss) before minority interests	(1,435)	62	(1,412)	255
Minority interests in net income of subsidiaries	0	0	0	0
Income/(Loss) from continuing operations	(1,435)	62	(1,412)	255
Gain on disposal of discontinued operations	8	—	9	—
Net income/(loss)	$(1,427)	$62	$(1,403)	$255

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
PRELIMINARY
CONSOLIDATED BALANCE SHEET
(in millions)

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$12,673	$14,137
Marketable securities	7,425	3,155
Finance receivables, net	109,088	111,468
Net investment in operating leases	26,553	29,663
Retained interest in securitized assets	380	653
Notes and accounts receivable from affiliated companies	875	906
Derivative financial instruments	2,148	2,811
Other assets	5,259	6,230
Total assets	$164,401	$169,023

LIABILITIES AND SHAREHOLDER'S INTEREST
Liabilities
Accounts payable
Customer deposits, dealer reserves and other	$1,866	$1,837
Affiliated companies	1,919	2,308
Total accounts payable	3,785	4,145
Debt	137,519	139,411
Deferred income taxes	3,685	5,380
Derivative financial instruments	1,297	1,376
Other liabilities and deferred income	5,810	5,314
Total liabilities	152,096	155,626

Minority interests in net assets of subsidiaries	0	3

Shareholder's interest
Shareholder's interest	5,149	5,149
Accumulated other comprehensive income	2,038	1,730
Retained earnings	5,118	6,515
Total shareholder's interest	12,305	13,394
Total liabilities and shareholder's interest	$164,401	$169,023

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
OPERATING HIGHLIGHTS

	Second Quarter		First Half
	2008	2007	2008	2007
Financing Shares
United States
Financing share – Ford, Lincoln and Mercury
Retail installment and lease	39%	38%	38%	37%
Wholesale	77	78	77	78

Europe
Financing share – Ford
Retail installment and lease	28%	27%	27%	26%
Wholesale	98	97	97	97

Contract Volume – New and used retail/lease (in thousands)
North America segment
United States	312	354	587	659
Canada	48	59	79	94
Total North America segment	360	413	666	753

International segment
Europe	177	186	355	371
Other international	29	47	78	106
Total International segment	206	233	433	477
Total contract volume	566	646	1,099	1,230

Borrowing Cost Rate*	5.4%	6.1%	5.5%	6.0%

Charge-offs (in millions)
On-Balance Sheet Receivables
Retail installment and lease	$232	$116	$458	$218
Wholesale	12	8	13	12
Other	2	1	4	2
Total charge-offs – on-balance sheet receivables	$246	$125	$475	$232

Total loss-to-receivables ratio	0.70%	0.36%	0.67%	0.34%

Managed Receivables**
Retail installment and lease	$240	$130	$480	$250
Wholesale	12	8	13	12
Other	2	1	4	2
Total charge-offs – managed receivables	$254	$139	$497	$264

Total loss-to-receivables ratio	0.70%	0.38%	0.68%	0.36%

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*	On-balance sheet debt includes the effects of derivatives and facility fees.
**	See appendix for additional information.

FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES
APPENDIX

In evaluating Ford Motor Credit’s financial performance, Ford Motor Credit management uses financial statements and other financial measures in accordance with Generally Accepted Accounting Principles (“GAAP”).  Included below are brief definitions of key terms, information about the impact of on-balance sheet securitization and a reconciliation of non-GAAP measures to GAAP:

•
Managed receivables:  receivables reported on Ford Motor Credit’s balance sheet, excluding unearned interest supplements related to finance receivables, and receivables Ford Motor Credit sold in off-balance sheet securitizations and continues to service

•
Charge-offs on managed receivables:  charge-offs associated with receivables reported on Ford Motor Credit’s balance sheet and charge-offs associated with receivables that Ford Motor Credit sold in off-balance sheet securitizations and continues to service

•	Equity: shareholder’s interest reported on Ford Motor Credit’s balance sheet

IMPACT OF ON-BALANCE SHEET SECURITIZATION:  Finance receivables (retail and wholesale) and net investment in operating leases reported on Ford Motor Credit’s balance sheet include assets included in securitizations that do not qualify for accounting sale treatment.  These assets are available only for repayment of the debt or other obligations issued or arising in the securitization transactions; they are not available to pay the other obligations of Ford Motor Credit or the claims of Ford Motor Credit’s other creditors.  Debt reported on Ford Motor Credit’s balance sheet includes obligations issued or arising in securitizations that are payable only out of collections on the underlying securitized assets and related enhancements.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP:

Managed Leverage Calculation	June 30,	December 31,
	2008	2007
	(in billions)
Total debt	$137.5	$139.4
Securitized off-balance sheet receivables outstanding	3.0	6.0
Retained interest in securitized off-balance sheet receivables	(0.4)	(0.7)
Adjustments for cash, cash equivalents and marketable securities*	(19.6)	(16.7)
Adjustments for hedge accounting**	(0.1)	0.0
Total adjusted debt	$120.4	$128.0

Total equity (including minority interest)	$12.3	$13.4
Adjustments for hedge accounting**	(0.2)	(0.3)
Total adjusted equity	$12.1	$13.1

Managed leverage (to 1) = Total adjusted debt / Total adjusted equity	10.0	9.8
Memo: Financial statement leverage (to 1) = Total debt / Total equity	11.2	10.4

Net Finance Receivables and Operating Leases	June 30,	December 31,
	2008	2007
On-Balance Sheet Receivables	(in billions)
Retail installment	$70.9	$73.3
Wholesale	35.9	34.7
Other finance receivables	3.3	3.4
Unearned interest supplements	(1.0)	—
Finance receivables, net	109.1	111.4
Net investment in operating leases	26.6	29.7
Total net finance receivables and operating leases	$135.7	$141.1

Off-Balance Sheet Receivables – Retail	$3.0	$6.0

Managed Receivables
Retail installment	$73.9	$79.3
Wholesale	35.9	34.7
Other finance receivables	3.3	3.4
Unearned interest supplements	—	—
Finance receivables, net	113.1	117.4
Net investment in operating leases	26.6	29.7
Total net finance receivables and operating leases	$139.7	$147.1

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*	Excludes marketable securities related to insurance activities.
**	Primarily related to market valuation adjustments from derivatives due to movements in interest rates.